Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Names Larry Cash to Board of Directors

BRENTWOOD, Tenn. – (November 1, 2017) AAC Holdings, Inc. (NYSE: AAC) has elected W. Larry Cash as a member of the Board of Directors, effective October 30, 2017, and appointed him to serve on the Company’s audit committee. Mr. Cash most recently served as President of Financial Services, Chief Financial Officer and member of the board of directors of Community Health Systems, Inc. until his retirement in May 2017.

Mr. Cash is an experienced finance and operations executive with a keen understanding of healthcare industry dynamics. For 11 consecutive years, he was recognized as one of the Top 3 CFOs in the healthcare sector by Institutional Investor magazine. During his tenure at Community Health Systems, Mr. Cash oversaw the growth from $700 million in revenue in 1997 when he joined to over $18 billion upon his retirement. Prior to his 20-year career at Community Health Systems, Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from 1996 to 1997, Senior Vice President Finance and Operations of Humana, Inc. from 1973 to 1996 and as an accountant at PwC from 1970 to 1973. He currently serves on the board of Cross Country Healthcare and privately owned HealthChannels. Mr. Cash is also a member of the Nashville Health Care Council.

“Larry’s experience and reputation within the healthcare industry and investment community are well known,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “His insight and long track record in the acute care and managed care sector will complement the expertise of our board and should prove quite valuable as we look to replicate the success of Laguna Treatment Hospital in other states.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) an increase in our provision for doubtful accounts based on the aging of receivables; (v) our failure to successfully achieve growth through acquisitions and de novo projects; (vi) uncertainties regarding the timing of the closing of acquisitions, including the acquisition of AdCare, Inc. (“AdCare”); (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition, including the AdCare acquisition; (viii) our failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in our ability to perform clinical diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (xi) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to integrate newly acquired facilities; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.